UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2013

MEDIACOM BROADBAND LLC

(Exact name of Registrant as specified in its charter)

Delaware	333-72440	06-1615412
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

100 Crystal Run Road

Middletown, New York 10941

(Address of principal executive offices)

Registrant’s telephone number: (845) 695-2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See disclosure contained in Item 2.03 below, which is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The operating subsidiaries of Mediacom Broadband LLC (the “Registrant”) have a senior secured credit facility (the “credit facility”) that consists of revolving credit commitments and term loans. On May 29, 2013, the operating subsidiaries of the Registrant entered into an Incremental Facility Term Loan Agreement under the amended and restated credit agreement governing the credit facility (the “credit agreement”) that provides for a new term loan in the principal amount of $600.0 million (“Term Loan H”). On May 29, 2013, the full amount of Term Loan H was borrowed by the operating subsidiaries of the Registrant. The proceeds from Term Loan H were used to repay all outstanding borrowings under Term Loan F under the credit facility, to pay related fees and expenses, and for general corporate purposes. Following the borrowing of Term Loan H, there are three term loans outstanding under the credit facility (Term Loan D, Term Loan G and Term Loan H).

Borrowings under Term Loan H bear interest at a floating rate or rates equal to, at the discretion of the operating subsidiaries of the Registrant, the London Interbank Offered Rate (“LIBOR”) plus a margin of 2.50%, subject to a minimum LIBOR of 0.75%, or the Prime Rate plus a margin of 1.50%, subject to a minimum Prime Rate of 0.75%. Term Loan H matures on January 29, 2021, and is subject to quarterly reductions of $1,500,000 beginning on September 30, 2013. If on or before November 29, 2013, the borrowers prepay Term Loan H from the proceeds of a substantially concurrent borrowing of term loans with an interest rate less than the interest rate applicable to Term Loan H (calculated as provided in the credit agreement, as amended), then the prepayment shall be accompanied by a fee equal to 1.00% of the aggregate principal amount of Term Loan H so prepaid. The obligations of the operating subsidiaries under Term Loan H are governed by the terms of the credit agreement, as amended.

The credit agreement contained certain amendments to a number of terms and conditions, including covenants relating to restricted payments, excess cash recapture, asset sales and acquisitions that would only become effective upon the approval of these amendments by the requisite lenders in the credit facility. All revolving credit, Term Loan G and Term Loan H lenders have approved such amendments, and, pursuant to the terms of the credit agreement, all amendments requiring approval by the Majority Lenders (as defined in the credit agreement) are now effective.

A copy of the credit agreement is filed as Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q dated November 9, 2012 and is incorporated by reference herein. The foregoing description of the credit agreement is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events

A copy of the press release announcing the completion and funding of Term Loan H is being filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

99.1	Press release, dated May 29, 2013, regarding Term Loan H

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 29, 2013

Mediacom Broadband LLC

By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer